Exhibit 10.5
                                                                    ------------


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001



Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                              POWER SALES AGREEMENT

         THIS POWER SALES AGREEMENT ("Agreement" or "PSA"), made and entered into as of June 1, 2001, by and between Allegheny Energy Supply Company, LLC, a Delaware limited liability company, hereinafter referred to as "AE Supply" or "Seller" and Monongahela Power Company, doing business as Allegheny Power, hereinafter referred to as "AP" or "Buyer" (individually, the "Party" and collectively, the "Parties").

                                   WITNESSETH:

         WHEREAS, AE Supply is an owner and operator of electric generating facilities and desires to sell such electric energy and capacity through an agreement with AP; and

         WHEREAS,   AP  maintains  Default  Service   obligations  in  its  Ohio
franchised service territory and desires to purchase electric energy and capacity through an agreement with AE Supply; and

         WHEREAS, the rules and procedures governing the supply and consumption of generation-sourced Ancillary Services in AP's franchised service territory, in the context of this Agreement, are contemplated as they exist on the date of this Agreement; and

         WHEREAS, the Parties desire to set forth certain terms and conditions between the Parties:

                                    ARTICLE 1
                                   DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following definitions shall apply hereunder:

         "AFFILIATE" means with respect to any person, any other person (other than an individual) that, directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of the foregoing definition, "control" means the direct or indirect ownership of more than five percent (5%) of the outstanding capital stock or other equity interests having ordinary voting power.

         "ANCILLARY SERVICES" means those services necessary to support the transmission of capacity and energy from source to load while maintaining reliable operation of the transmission system in accordance with Good Utility Operating Practices. As used herein, Ancillary Services shall be as defined by Order 888A issued by the Federal Energy Regulatory Commission (FERC) on March 4, 1997.

         "AVAILABLE CAPACITY RESOURCES" means megawatts of net capacity from owned or contracted for generating facilities, or load (including pumped storage hydroelectric generation in the pumping mode) subject by contract to interruption, or contingency assistance capacity made available by contract, all of which are defined by and accredited pursuant to the procedure set forth in
Schedule 4 of the PJM West Reliability Assurance Agreement.

         "BUSINESS DAY" means any day on which Federal Reserve member banks in New York City are open for business.

         "COMPETITIVE DEFAULT SUPPLIER" means an electric generation supplier, other than the electric


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


distribution company (AP) that provides Default Service to retail customers.

         "CONSUMPTION ENERGY IMBALANCE" means the difference between the Default Service Schedule and the actual metered consumption of the Default Service load plus applicable transmission and distribution losses, according to the Monongahela Power Company Certified Supplier Coordination Tariff, as it may change from time to time.

         "CONTROL AREA" means an electric system or combination of electric systems to which a common automatic generation control scheme is applied in accordance with Good Utility Operating Practices to:

            (1) match, at all times, the power output of the generators within the electric system(s) and Power purchased from entities outside the electric system(s), with the load within the electric system(s);

            (2)  maintain scheduled interchange with other Control Areas;

            (3)  maintain  the  frequency  of  the  electric   system(s)  within
                 reasonable limits; and

            (4) provide sufficient generating capacity to maintain spinning and operating reserves.

         "CONTROL AREA OPERATOR" means an operator of a Control Area.

         "COSTS" means, with respect to the Non-Defaulting Party, brokerage fees, commissions and other similar third-party transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements due to failure to deliver or receive Power hereunder, determined in a commercially reasonable manner; and all reasonable attorneys' fees and expenses incurred by the Non-Defaulting Party in connection with failure to deliver or receive Power hereunder.

         "DEFAULT SERVICE" means AP's obligation to provide generation service to all retail customers within its Ohio jurisdiction, according to statutory and regulatory requirements as well as the Settlement less any amounts of such obligation as AP may have satisfied through a selection of an alternate Power supplier pursuant to that Settlement. Any purchases by AP from alternate Power suppliers shall provide for: an all-inclusive package of products having the same service characteristics as provided by AE Supply and denoted as Power under this Agreement (specifically including the AP obligation of Available Capacity Resources contained in the definition of Power); a constant percentage of AP's "around the clock" Provider of Last Resort obligations during the term of the purchase; and a purchase term of at least one fiscal or calendar year or full year multiples thereof, unless otherwise mutually agreed by the Parties. If such purchases are made by AP, formal written notice of the contract quantities must be provided to AE Supply at least 180 days (or a mutually agreeable notice period less than 180 days) in advance of the commencement dates of such purchases.

         "FINANCIAL GAINS" means, with respect to any Party, an amount equal to the present value of the economic benefit to it, if any (exclusive of Costs), resulting from the failure to deliver or receive Power hereunder, determined in a commercially reasonable manner.

         "FINANCIAL LOSSES" means, with respect to any Party, an amount equal to the present value of the economic loss to it, if any (exclusive of Costs), resulting from the failure to deliver or receive Power hereunder, determined in a commercially reasonable manner.

          "GOOD UTILITY OPERATING PRACTICE" (GUOP) means any of the applicable practices, methods, standards, guides or acts:

            (a) required by any Governmental Authority, regional or national reliability council, including NERC, ECAR, or the successor of any of them, or other applicable regional reliability council for AP's Control Area whether or not the Party whose conduct is at issue is a member thereof;


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


            (b) otherwise engaged in or approved by a significant portion of the electric utility industry, during the relevant time period which in the exercise of reasonable judgment, in light of the facts known, or that should have been known at the time a decision was made, could have been expected to accomplish the desired result in a manner consistent with Applicable Laws and Regulations, good business practices, generation, transmission, and distribution reliability, safety, environmental protection, economy, and expediency.

            (c) such other acts or practices as are reasonably necessary and mutually agreed upon to maintain the reliability of the Transmission System or of the Project.

            (d) Good Utility Practice is intended to be acceptable practices, methods, or acts generally accepted in the region, and is not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others.

         "INTEREST RATE" means, for any date, the lesser of (a) two percent (2%) over the per annum rate of interest equal to the prime lending rate as may from time to time be published in THE WALL STREET JOURNAL under Money Rates on such day (or if not published on such day on the most recent preceding day on which published), and (b) the maximum rate permitted by applicable law.

         "NERC" means the North American Electric Reliability Council or any successor organization thereto.

         "ON-PEAK"  means  Monday  through  Friday   (excluding  NERC  holidays)
hour-ending 0800 through hour-ending 2300 (5x16).

         "OFF-PEAK"  means  Monday  through  Friday   hour-ending  2400  through
hour-ending 0700 and including Saturday, Sunday, and NERC holidays hour-ending 0100 through 2400.

         "OPERATING   COMMITTEE"   means   the   standing   committee   of   one
representative each from Buyer and Seller as referenced in Article 9.

         "OPERATING LEASE" means the Operating Lease Agreement, dated June 1, 2001, by and between Monongahela Power Company and Allegheny Energy Supply, LLC, as it exists and as it may be renewed or amended, from time to time.

         "PJM WEST" shall mean the aggregate of the control areas, recognized by the North American Electric Reliability Council or any successor thereto, of the PJM West Transmission Owners.

         "PJM-WESTERN HUB" means the aggregation of selected busses at the Western interface region within the PJM Control Area that provides a common point for commercial energy trading in the PJM Energy Market.

         "POWER" means electric capacity and energy of the type commonly known as three-phase, sixty-cycle, alternating current together used to satisfy real time load specifically including any Available Capacity Resources for which AP is made responsible by its Control Area after AP joins and is experiencing on a real time basis the rules of a functioning Regional Transmission Organization or RTO (RTO as defined by the Federal Energy Regulatory Commission).

         "POWER RESOURCES" means the sources of Power (including identification of the Control Area) with which Seller has made arrangements in order to provide Power under this Agreement. AE Supply may source Power under this Agreement, in whole or in part, at any time, from any number of suppliers in the wholesale generation market, provided applicable North American Electric Reliability Council (NERC), East Central Area Reliability Council (ECAR), or other pertinent regional and sub-regional rules are observed.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


         "REGULATORY   APPROVALS"   means  all  applicable   state  and  federal
regulatory authorizations, consents, or approvals required for this Agreement.

         "SCHEDULE" or "SCHEDULING" means communicating with and confirming with all Transmitting Utilities as well as between Buyer and Seller that a particular amount of Power is to be delivered or received and providing all such information and satisfying all such requirements as may be necessary to cause such parties to recognize and confirm the delivery or receipt of the Power. All scheduling of services with Transmitting Utility(s) shall be accomplished in compliance with the scheduling rules of those service providers. Between Seller and Buyer, scheduling day-ahead shall be accomplished no later than 11:30 EPT, one (1) business day before delivery, or scheduling hourly no later than twenty
(20) minutes before the start of the intended Power flow or as per other rules as the Buyer and Seller may jointly agree to from time to time.

         "SETTLEMENT" means the settlement in Monongahela Power Company Case No. 00-02-EL-ETP.

         "SUPPLY ENERGY IMBALANCE" means the difference between a Default Service Schedule and associated Schedule(s) according to the Monongahela Power Company Certified Supplier Coordination Tariff, as it may change from time to time.

         "TAXES" means all ad valorem, property, occupation, utility, gross receipts, sales, use, excise and other taxes or governmental charges, licenses, permits and assessments, other than taxes based on net income or net worth.

         "TRANSITION   PERIOD"  means  with  respect  to  AP's  Default  Service
obligation, the period beginning 12:01 am, January 1, 2001 through midnight, December 31, 2005.

         "TRANSMITTING UTILITY" means the utility or utilities and their respective Control Area Operators and their successors, transmitting Power that is sold hereunder.

                                    ARTICLE 2
                               PRODUCT DESCRIPTION

2.1 SERVICE CHARACTERISTICS. AE Supply will provide AP firm Power, through any means available including purchases, in amounts equal to the Contract Quantity as specified in Section 2.2. The provision of firm Power will be in amounts adjusted on a real time basis to compensate for all losses and energy imbalances (whether Supply Energy Imbalance or Consumption Energy Imbalance), but shall specifically exclude all other Ancillary Services. The prices established in Section 7 shall be the total compensation for all services contemplated in this Section 2.1.

2.2 CONTRACT QUANTITY. AE Supply will be responsible to meet all Default Service Schedules provided by AP that meet the notification guidelines of the AP Control Area Operator and AE Supply. AE Supply may of its own accord actually modify the Default Service Schedules through its dealings with the AP Control Area as long as it accepts the Consumption Energy Imbalance charge consequences of doing so.

2.3 FIRM POWER. All deliveries hereunder shall be deemed firm and a Party may only be excused from delivering or receiving Power hereunder for reasons of Force Majeure, as defined in Section 13.1. In the event a Party fails to deliver or receive Power hereunder for reasons other than Force Majeure, then the interrupting Party shall have the obligations set forth in Article 5.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


2.4 ANCILLARY SERVICES. The Buyer shall be responsible for Ancillary Services (other than those mentioned in 2.1 as being the responsibility of Seller). Buyer may contract with Seller and/or other parties to supply all or part of the Ancillary Services required to support its Default Service obligations. However, Buyer will make use of the supply of those Ancillary Services provided under the PURCHASE AND SALE AGREEMENT FOR ANCILLARY SERVICES BETWEEN ALLEGHENY POWER AND ALLEGHENY ENERGY SUPPLY COMPANY, LLC DATED APRIL 26, 2000, as long as that agreement is still in effect contemporaneously with Buyer's need for Ancillary Services and provided that the prices for such Ancillary Services are as specified in the agreement.

2.5 TRANSMISSION AND DISTRIBUTION LOSSES. Seller shall be responsible for any transmission losses and loss charges relating to the transmission of Power to the Delivery Point(s) and shall make available sufficient Power at the Delivery Point(s) to compensate for the average distribution losses incurred in Buyer's provision of Power to the Default Service load.

                                    ARTICLE 3
                           SCHEDULING AND FORECASTING

3.1 DEFAULT SERVICE SCHEDULES. Daily Default Service Schedules will be submitted by AP to AE Supply by 11:30 EPT, one (1) business day prior to delivery. Schedules shall be submitted to:

                      AE Supply 24-Hour Scheduling Desk:  212-449-4797
                      FAX:  212-449-6595
                      EMAIL: AEPLANNING@ALLEGHENYENERGY.COM

         or such other phone and fax numbers as shall be provided in writing from Seller to Buyer.

3.2 POWER TRANSMISSION AND SCHEDULING. Seller shall arrange and be responsible for transmission service to the Delivery Point(s) and shall Schedule or arrange for Scheduling service with its Transmitting Utility, in accordance with the practice of the Transmitting Utility, to deliver the Power to the Delivery Point(s). Buyer's obligation shall be to arrange for transmission service with the AP Control Area and pertinent transmission service provider at and from the Delivery Point(s). Unless provided sixty (60) prior days written notice to the contrary by Buyer, AE Supply will act as agent for AP with respect to scheduling the requisite amount of real-time transmission service at or from the Delivery Point(s) for Default Service with the AP Control Area and pertinent transmission service provider or their successors deemed necessary by the Control Area or AE Supply.

3.3 DEFAULT SERVICE FORWARD FORECASTS. AP will provide AE Supply a rolling twenty-four (24) month forecast of its anticipated Default Service load by the first business day of each month prior to the start of the rolling 24-month period. AP does not guarantee maximum or minimum load. AE Supply's obligation is to provide the real-time amount of Default Service Power required to satisfy the Default Service Schedule irrespective of the amount forecasted by AP. If any purchases are made by AP which would reduce the contract quantities, formal written notice must be provided to AE Supply at least 180 days (or a mutually agreeable notice period less than 180 days) in advance of the commencement dates of such purchases, and any reductions in the contract quantities will be reflected in the Default Service Forward Forecasts.

3.4 DEFAULT SERVICE 7-DAY FORECASTS. Upon request and ninety (90) days notice, AP will provide AE Supply a rolling


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


         seven-day forecast of its anticipated Default Service load by 10:00AM EPT each business day. AP will update the rolling seven-day forecast as soon as new information becomes available. AP does not guarantee maximum or minimum load. AE Supply's obligation is to provide the real time amount of Default Service Power required to satisfy the Default Service load irrespective of the amount forecasted by AP.

                                    ARTICLE 4
                          SPECIAL TERMS AND CONDITIONS

4.1 WHOLESALE ARBITRAGE. This is a "services provision" product that is designed and priced to provide the flexibility necessary to serve a variable retail load. The inherent flexibility of this product is not intended to permit AP the ability to pursue arbitrage opportunities in any power market. Such arbitrage activities are prohibited.

4.2 DEFAULT SERVICE LOAD MANAGEMENT. To minimize the risk to AE Supply, hereunder, AP agrees to enforce its applicable tariff provisions with customers taking Power under tariff, enforce contract provisions with customers taking Power under contract, exercise interruptible and curtailable contract rights, promote the use of off-peak load riders, support regulatory initiatives that would result in a decrease in the Default Service obligation or an increase in the Price to Compare, encourage customers to choose alternate generation suppliers and actively manage Default Service by among other things avoiding the extension of retail contracts or commitments whenever it is possible for AP to do so through its unilateral action. In addition, as mutually agreeable to the Parties, AP shall undertake Utility Initiated Programs ("UIPs") to reduce its Default Service Load during peak periods. UIPs may include but are not limited to a generation service buy-back program. The Parties will share the net energy price benefits of UIPs equally by ascertaining and splitting on a 50:50 basis the hourly difference between the weight average price to be charged Buyer to support the load that otherwise would have been incurred and the proxy price for real power market energy which shall be corresponding PJM Western Hub hourly posting. In calculating the price that Buyer would have been charged otherwise hourly to support the load, there will be an appropriate apportionment to that load of any energy charged at other than PTC prices during that period according to Section 7.1(c) of this Agreement. Any capacity commodity benefits (including Available Capacity Resources) that may accrue from UIPs after AP becomes subject to the rules of an operating RTO will, however, be the exclusive property of AE Supply, during the term of this Agreement.

4.3 INTERRUPTIBLE AND CURTAILABLE LOADS. AP may have special arrangements with certain retail customers that permit interruption or curtailment for economic reasons. AE Supply will notify AP by 9:00 am, one business day prior to delivery of its desire to interrupt these customers. AP will reply to AE Supply no later than 10:30 am specifying the quantity of load available for interruption according to applicable contract or tariff terms and conditions. AP shall interrupt the quantity of load requested by AE Supply for the duration requested by AE Supply, up to the amount of load available for interruption. AP will provide sufficient documentation to verify the load interrupted. Any capacity commodity benefits (including Available Capacity Resources) that may accrue from Interruptible/Curtailable Loads after AP becomes subject to the rules of an operating RTO will, however, be the exclusive property of AE Supply, during the term of this Agreement.

4.4 PJM WEST OR RTO. The Parties agree that the terms of this Agreement shall be modified by the Operating Committee, as required, to comport with the operating requirements of PJM West or any other applicable RTO. Further, the Parties agree and maintain that any such modifications shall be accomplished in a manner that minimizes the material effects on this Agreement.

4.5 PJM WEST OR RTO VOTING RIGHTS. During the term of this Agreement, the Operating Committee shall determine the allocation, between AP and AE Supply, of any and all voting rights and privileges assigned to AP under any PJM West or other applicable RTO agreement.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


4.6 SPECIAL CONTRACTS. The Parties agree that AE Supply will support via this Agreement AP's obligation to provide generation service for Eramet under its current Electric Service Agreement, at the unbundled generation rate of $10.11/MWh plus the Fuel Component (inclusive of losses), through September 1, 2004, unless such Electric Service Agreement is sooner terminated. The Operating Committee shall oversee the methodology for calculating the Fuel Component, hereunder, assuring that the necessary data are available and such calculation is performed in accordance with the agreements that are in effect between AP and Eramet. This provision shall survive termination of this Agreement, unless termination occurs pursuant to ss.8.2. The Parties also agree that if AP cannot or does not avoid under the provisions of Section 4.2 above the extension of the Eramet Electric Service Agreement beyond its present termination date, then AE Supply's obligation to continue to supply Power for such Eramet load hereunder shall cease effective September 1, 2004.

                                    ARTICLE 5
                     INTERRUPTIONS OF DELIVERIES OR RECEIPTS

5.1 INTERRUPTIONS OF FIRM TRANSACTIONS. With respect to the unauthorized failure to Schedule and deliver or receive in whole or in part deliveries or receipts in accordance with this Agreement:

                  a. For reasons other than Force Majeure, if Seller fails to Schedule for delivery and actually deliver the Contract Quantity, then Seller shall incur any penalties and charges that may be imposed on Buyer by the AP Control Area or its successor Control Area, or other organization with the authority to impose such charges or penalties, including but not limited to the aforementioned Consumption Energy Imbalance charge and Supply Energy Imbalance charge that may result from such failure. For reasons other than Force Majeure, if Buyer fails to use its best efforts to facilitate Seller's submittal of an accurate Schedule for receipt of the Contract Quantity (while Seller is acting as Buyer's scheduling agent) or Buyer fails to use its best efforts to submit an accurate Schedule (should Buyer decide to schedule itself or hire another party to do so for it), Buyer shall pay Seller an amount for each unit of such deficiency equal to the difference between (i) the price at which Seller is able to sell comparable supplies of Power using commercially reasonable efforts or, absent a sale, the market price at the PJM-Western Hub or such other market proxy established within the PJM West region as commercially appropriate at the time Seller learns of the failure to Schedule for receipt of the Contract Quantity, in whole or in part, at which Seller is or would be able to sell comparable supplies of Power at a commercially reasonable price, and (ii) the applicable Contract Price (as adjusted to reflect reasonable differences in transmission costs, if any). Evidence of Buyer's best efforts to schedule properly shall be its continuous production and timely provision of load forecasts according to standards that would be acceptable under GUOP standards and to include proper netting of Competitive Default Supplier load from Schedules set. In no event shall amounts paid by Buyer or Seller include any self-styled penalties, ratcheted demands or similar charges. The Parties agree further that such payments will become due and payable hereunder in accordance with the provisions of Article 10 for Buyer's non-performance and in the case of Seller's non-performance, within twenty (20) days after the month in which Seller failed to so perform or twenty (20) days after Seller receives Buyer's notice of said non-performance, whichever is later. The aggrieved Party shall provide the non-performing Party a demand for payment setting forth the basis and calculation of the amount demanded, such demand to be sent in accordance with Section 18.3.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                  b. Both Parties hereby stipulate that the damages set forth in Section 5.1(a) above are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages and each Party hereby waives the right to contest such damages as an unreasonable penalty.

                  c. In the event either Buyer or Seller fails to pay to the other Party any undisputed amounts in accordance with
                       Section 5.1(a) above when due, the aggrieved Party shall have the right to (i) suspend performance until such amounts plus interest calculated at the Interest Rate have been paid, and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest calculated at the Interest Rate.

                                    ARTICLE 6
                   DELIVERY POINTS AND RELIABILITY GUIDELINES

6.1 DELIVERY POINT(S). AE Supply will deliver firm Power to AP into the AP Control Area at any AP transmission interconnection(s) and/or generator step-up transformer(s) interconnections within AP. AE Supply, at its sole discretion, may schedule the delivery of firm Power to AP in any combination of MW amounts and at any combination of delivery points, to satisfy the total Power supply requirements under this Agreement.

6.2 RELIABILITY GUIDELINES. Each Party agrees to adhere to Good Utility Operating Practice and specifically adhere to the applicable operating policies, criteria and/or guidelines of the NERC, the Control Area Operator and any regional or subregional requirements.

                                    ARTICLE 7
                                 PRICE AND TITLE

7.1 PRICE. The Contract Price for Power supplied hereunder by Seller shall be determined for the categories of Power as follows:

                  a. For all Power delivered in any calendar year during Off-Peak periods, the applicable Contract Price shall be the weighted average of all Shopping Credits, by rate classification, and including retail special (non-tariff) contracts customers, including, but not limited to a Shopping Credit equal to the unbundled generation rate for the Eramet contract provided in Section 4.6 (collectively "PTC"). With respect to Buyer's retail tariff customers, the PTC shall be equal to the Shopping Credits established by the Public Utilities Commission of Ohio in the Settlement. All PTCs shall be less Ancillary Services until such time as AP is subject to the rules of a functioning RTO (including any separately traded capacity products such as Available Capacity Resources whether they are strictly called Ancillary Services or not). Once AP is subject to the rules of an RTO on a real time basis, AP will provide all revenues it collects from its Default Service customers for Ancillary Services to AE Supply as part of the PTC calculation and/or cause that revenue to flow to AE Supply under a separate agreement, provided that AE Supply is actually performing as supplier of those Ancillary services. In exchange for the payment of Ancillary Services revenues to AE Supply hereunder (if there is any), AE Supply shall provide the quantity of Ancillary Services needed by the Default Service customers that provide the revenue stream that AE


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                       Supply   actually   receives  from  AP   (otherwise   the
                       provisions  of  any  separate   agreement  for  Ancillary
                       Services shall prevail).

         The Parties agree that should AP be permitted to increase the rates it charges some or all of its customers specifically for the purpose of recovering the market expense for Available Capacity Resources or any other generation services, AP shall pay any additional revenues collected specifically for Available Capacity Resources or other generation services market expenses to AE Supply if AE Supply is supplying them. Notwithstanding anything herein, should AP be permitted to increase the rates it charges its customers such that AP recognizes no income benefits, now or in the future, from such increase, AP shall retain and accrue such additional revenues for the future benefit of its customers; provided however, the Contract Price shall be no less than the PTCs for each calendar year established in the Settlement, by customer class, plus any additional revenues (per MWh) that AP is permitted to collect specifically for Available Capacity Resources, Ancillary Services or other generation services market expenses, where AE Supply is the supplier.

         The methodology used to develop a weighted average PTC at any point in time is as provided in Section 7.1.d below.

                  b. For a fixed amount of Power delivered in any calendar year during On-Peak periods (called the "Base Level On-Peak Power"), the applicable Contract Price shall be the weighted average of all PTCs pertaining to that calendar year as explained in 7.1.a. above. The fixed amounts of Base Level On-Peak Power for each calendar year are as follows:

                       Year         MWhS
                       ----      ---------
                       2001       800,000
                       2002       600,000
                       2003       300,000
                       2004       200,000
                       2005       100,000

              If the actual amount of calendar year Power consumed during On-Peak periods is less than or equal to the pertinent Base Level On-Peak Power, the Contract Price pertinent to all of said Power shall be the PTC.

                  a. For all Power delivered during On-Peak periods during each calendar year beyond the Base Level On-Peak Power, the applicable Contract Price shall be at market-based rates, within a range bounded by: 1) that calendar year's weighted average PTC; and 2) the straight arithmetic average of the forward on-peak firm power calendar year prices posted by Energy Argus (or equivalent publicly available forward market price publication) prospectively for that calendar year for the PJM-Western Hub, or such other hub or market proxy as deemed appropriate by the Operating Committee, provided any such hub is established and maintained by the PJM Office of Interconnection and is commercially recognized in the marketplace for trading within the PJM West region, on each Monday in the four
                       (4) consecutive weeks beginning in November prior to the start of the calendar year ("Posted Price Average", or
                       PPA). Should a price not be published on each Monday, the most recent published price prior to that Monday will be used. In the event that the PPA for any calendar year is greater than the PTC, the Operating Committee may, at its discretion, establish the Contract Price within this range.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                  b. Weighted average PTCs for each calendar year shall be calculated by weighting the PTC, by rate classification, and including retail special (non-tariff) contracts customers by the amount of MWhs consumed by each rate class relative to the total MWhs consumed by all Default Service customers in that calendar year. With respect to Buyer's retail tariff customers, the PTC shall be equal to the Shopping Credit established by the Public Utilities Commission of Ohio as per the Settlement. Prospective weighted average PTCs will be calculated so that concurrent, real-time billing can occur between Seller and Buyer. Unless the Operating Committee determines otherwise, the prospective calendar year PTCs shall be as follows:

                                  Year             PTC/ MWh
                                  ----             ---------
                                  2001              $24.24
                                  2002              $24.24
                                  2003              $24.24
                                  2004 Q1-Q3        $23.95
                                  2004 Q4           $32.93
                                  2005              $32.93

              It shall be the Operating Committee's responsibility to set real-time weighted average PTC's each calendar year and at various times intra-year, if necessary, with the intention of minimizing year-end billing adjustments. If intra-year PTC adjustments are made, then the actions specified in Section 7.1.c shall be repeated from that adjustment date forward. Payments made, hereunder, shall be net of any payments made under the Operating Lease for the same period.

7.2 TITLE TRANSFER. Title to, possession of, and risk of loss (except for electrical system distribution losses) of Power Scheduled and received or delivered hereunder shall transfer from Seller to Buyer at the Delivery Point(s). Seller warrants title to the Power sold and delivered hereunder and the right of Seller to sell such Power.

                                    ARTICLE 8
                                TERM OF AGREEMENT

8.1 TERM. Subject to the other provisions of this Agreement, the term of this Agreement shall commence June 1, 2001 and shall remain in effect through the Transition Period, except as provided under ss.4.6.

8.2 TERMINATION. In the event of an attempted hostile takeover of AP as determined by the Board of Directors of AP, AP shall provide notice to AE Supply of such attempted hostile takeover. Should said takeover attempt be successful and not be approved by the board of directors of AP, AE Supply may terminate this Agreement upon ninety (90) days' written notice, which notice shall be provided within thirty (30) days after the successful completion of said hostile takeover.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                                    ARTICLE 9
                               OPERATING COMMITTEE

9.1 OPERATING COMMITTEE. An Operating Committee consisting of one representative each from Buyer and Seller shall be established for purposes of administering this Agreement. The representatives shall be indicated by the Parties to one another in writing on the first day that this Agreement becomes effective and each time thereafter that a Party wishes to make a change in representation. Each representative shall be an officer of the source organization empowered to commit that organization to decisions made by the Committee. Affirmative actions of the Operating Committee can be taken only upon the agreement of both Buyer's and Seller's representatives. The duties of the Operating Committee shall include, but are not limited to, rendering needed decisions that otherwise might require some form of alternative dispute resolution, proposing amendments to this Agreement as required to accommodate RTO or other requirements as set forth in section 4.4 herein, acquiring necessary data, making calculations and determining values as required to implement the provisions of Article 7, overseeing the calculation of the Fuel Component according to ss.4.6 and any other items necessary to the proper administration of this Agreement.

                                   ARTICLE 10
                               BILLING AND PAYMENT

10.1 PAYMENTS AND STATEMENTS. Each Monday or next subsequent business day if Monday is a Banking or Company holiday, for the preceding seven-day period Sunday through Saturday AE Supply shall notify AP via email of the amount to be prepaid based on the transactions Scheduled or a reasonable estimate for the pertinent period ("Prepayments"). AP shall pay the requested prepaid amount within twenty-four (24) hours of notification. On or before the eighth working day of each calendar month, AE Supply shall calculate the amount due for the actual deliveries to AP for the previous calendar month. That amount shall then be reconciled with the total prepaid amounts received from AP during the previous calendar month. Any payment or credit due as the result of such reconciliation shall be made by the end of the twentieth
         (20th) calendar day of the month. Payment shall be made to the account designated by Seller in Section 18.3 by wire transfer.

10.2 PAST DUE AMOUNTS. Any undisputed amounts, other than Prepayments, both principal and interest, not paid by the due date shall be deemed delinquent and will accrue interest calculated at the Interest Rate, such interest to be calculated daily from the due date to the date the unpaid amount is paid in full.

10.3 DISPUTES AND ADJUSTMENTS OF INVOICES. A Party may, in good faith, dispute the correctness of any invoice or adjustment to an invoice rendered under this Agreement or adjust any invoice for any arithmetic or computational error within six (6) months from the date of the invoice. If Buyer, in good faith, disputes any part of any statement, Buyer shall provide a written explanation of the basis for the dispute and pay the portion of such statement conceded to be correct no later than the due date as calculated in accordance with Section 10.1. If any amount disputed by Buyer, other than Prepayments, is determined to be due to Seller, it shall be paid by Buyer within two (2) Business Days of such determination, together with interest calculated at the Interest Rate from the original due date until the date paid. If Buyer fails to pay amounts due to Seller in a timely manner, other than Prepayments, Seller may suspend performance pending receipt of full payment (and shall have no further duty to the Buyer as a result of such action).

10.4 AUDIT. Each Party or third party representative of a Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be made promptly and shall bear interest calculated at the Interest Rate from the date


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


         overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objections to the accuracy thereof were made prior to the lapse of twelve (12) months from the rendition thereof, and thereafter any objection shall be deemed waived.

10.5 RECORDS. Each Party shall keep such records as may be necessary to afford the other a clear history of all deliveries of Power hereunder.

10.6 RECORDING. Each Party acknowledges and agrees that either Party may create a tape or electronic recording of conversations between the Parties to this Agreement, with proper audible notice as required by law, that may be submitted in evidence in any proceeding or action relating to this Agreement.

                                   ARTICLE 11
                                 INDEMNIFICATION

11.1 SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify, defend and hold harmless Buyer, its agents, servants, affiliates, officers, directors, employees and representatives, (collectively, "Buyer's Indemnitees") of each, from and against any and all losses, claims, damages or liabilities to third parties (including reasonable attorneys' fees actually incurred and including, without limitation, penalties or fines imposed by government authorities) arising out of the fraud, gross negligence or the willful misconduct of Seller relating to Power delivered under this Agreement until such Power has been delivered to Buyer at the Delivery Point(s) including, without limitation, the loss or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct or breach of obligation under this Agreement of the Buyer's Indemnitees and provided that Seller shall be promptly notified in writing of any such claim or suit brought against any such Buyer's Indemnitees. The foregoing notwithstanding, Seller's obligations under this Agreement towards any Buyer's Indemnitees are conditioned upon such Buyer's Indemnitees providing such cooperation as Seller may reasonably request in connection with its defense or settlement of the claim or suit against such Buyer's Indemnitees.

11.2 BUYER'S INDEMNIFICATION. Buyer hereby agrees to indemnify, defend and hold harmless Seller, its agents, servants, affiliates, directors, employees, and representatives, (collectively, "Seller's Indemnitees") of each, from and against any and all losses, claims, damages or liabilities to third parties (including reasonable attorneys' fees actually incurred and including, without limitation, penalties or fines imposed by government authorities) arising out of the fraud, gross negligence, or willful misconduct of Buyer relating to Power delivered under this Agreement after such Power has been delivered to Buyer at the Delivery Point(s) including, without limitation, the loss or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct or breach of obligation under this Agreement of the Seller's Indemnitees and provided that Buyer shall be promptly notified in writing of any such claims or suit brought against any such Seller's Indemnitees. The foregoing notwithstanding, Buyer's obligations under this Agreement towards any Seller's Indemnitees are conditioned upon Seller's Indemnitees providing such cooperation as Buyer may reasonably request in connection with its defense or settlement of the claim or suit against such Seller's Indemnitees.

                                   ARTICLE 12
                            ASSIGNMENT AND SUCCESSION

12.1 ASSIGNMENT AND SUCCESSION. Neither Party shall assign this Agreement or its rights hereunder without the prior


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


         written consent of the other Party, provided, however, either Party may, without the consent of the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements; (ii) transfer or assign this Agreement to an affiliate of such Party which affiliate's creditworthiness is equal to or higher than that of such Party; (iii) except as provided in Section 8.2 hereof, transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the Party's assets provided that Party has at least a S&P rating of BBB- or Baa3 from Moody's (or their equivalents should those agencies change their rating designations). Upon any assignment made in compliance with this Section 12.1, this Agreement shall inure to and be binding upon the successors and assigns of the assigning Party. References to any Party named herein shall include such Party's successors and assigns.

                                   ARTICLE 13
                    LIMITATION OF LIABILITY AND FORCE MAJEURE

13.1 FORCE MAJEURE. To the extent either Party is prevented by Force Majeure from carrying out, in whole or in part, its obligations hereunder and such Party (the Claiming Party) gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The term Force Majeure shall mean an event or circumstance which prevents one Party from performing its obligations hereunder, which event or circumstance was not anticipated, which is not within the reasonable control of or the result of the negligence of the Claiming Party and which, by the exercise of due diligence the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer's markets; (ii) Buyer's inability economically to use or resell the Power purchased hereunder; (iii) the loss or failure of Seller's supply; or (iv) Seller's ability to sell the Power at a more advantageous price. Neither Party may raise a claim of Force Majeure based in whole or in part on interruption by a Transmitting Utility unless (i) such Party has contracted for firm transmission with a Transmitting Utility for transmission of the Power to be delivered to or received at the Delivery Point(s) and (ii) such interruption is due to Force Majeure or similar term as defined under the Transmitting Utility's tariff.

13.2 LIMITATION OF LIABILITY. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO
         REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY
         STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                                   ARTICLE 14
                                      TAXES

14.1 COOPERATION. Each Party shall use reasonable efforts to implement the provisions of and to administer this Agreement in accordance with the intent of the Parties to minimize Taxes, so long as neither Party is materially adversely affected by such efforts.

14.2 TAXES. Seller shall pay or cause to be paid all taxes, fees, levies, penalties, license or charges imposed by any governmental authority ("Taxes") on or with respect to the Power arising prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to Power at and from the Delivery Point(s) other than ad valorem, franchise or income taxes which are related to the sale of the Power and are, therefore, the responsibility of the Seller. In the event Seller is required by law or regulation to remit or pay Taxes which are Buyer's responsibility hereunder, Buyer shall promptly reimburse Seller for such Taxes. If Buyer is required by law or regulation to remit or pay Taxes that are Seller's responsibility hereunder, Buyer may deduct the amount of any such Taxes from the sums due to Seller hereunder. Nothing shall obligate or cause a Party to pay or be liable to pay any taxes for which it is exempt under the law.

                                   ARTICLE 15
                           DEFAULT AND RESPONSIBILITY

15.1 EVENTS OF DEFAULT. An event of default shall mean, with respect to a Party ("Defaulting Party") the occurrence of any of the following:

            (a) the failure to make, when due, any undisputed payment, other than Prepayments, required pursuant to this Agreement if such failure is not remedied within five (5) Business Days after written notice;

            (b) any representation or warranty made by a Party herein shall be false or misleading in any material respect when made; and

            (c) the failure to perform any material covenant or obligation set forth in the Agreement (except to the extent constituting a separate event of default and except for a Party's obligations to deliver or receive the Power, the exclusive remedy for which is provided in Section 5.1) if such failure shall not be cured within five (5) Business Days after written notice.

15.2 REMEDIES. If an event of default shall have occurred and shall be continuing, the Non-Defaulting Party may, in its sole discretion, (i) designate a day, no earlier than the day such notice is effective and no later than twenty (20) days after such notice is effective, as an early termination date ("Early Termination Date") to liquidate and terminate this Agreement between the Parties, and (ii) withhold any payments due to the Defaulting Party under this Agreement. The Non-Defaulting Party shall calculate, in a commercially reasonable manner, a Settlement Amount as of the Early Termination Date (or, to the extent that in the reasonable opinion of the Non-Defaulting Party portions of this Agreement are commercially impracticable to liquidate and terminate or may not be liquidated and terminated under applicable law on the Early Termination Date, as soon thereafter as is reasonably practicable).

15.3 NET OUT OF SETTLEMENT AMOUNTS. The Non-Defaulting Party shall aggregate all Settlement Amounts into a single net amount ("Net Amount") and notify the Defaulting Party of the Net Amount owed or owing. If the Non-Defaulting Party's aggregate Financial Losses and Costs exceed its aggregate Financial Gains, the Defaulting Party shall within three (3) Business Days of receipt of such notice, pay the Net Amount to the Non-Defaulting Party, which Net Amount shall bear interest calculated at the Interest Rate from the Early Termination Date until paid. If the Non-Defaulting Party's aggregate Financial Gains exceed its Financial Losses and Costs, if


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10

         any, resulting from the event of default, the Non-Defaulting Party shall pay the Net Amount to the Defaulting Party on the next regularly scheduled payment date.

15.4 DISPUTES WITH RESPECT TO NET AMOUNT. If the Defaulting Party disputes the Non-Defaulting Party's calculation of the Net Amount, in whole or in part, the Defaulting Party shall, within two (2) Business Days of receipt of the Non-Defaulting Party's calculation of the Net Amount, provide to the Non-Defaulting Party a detailed written explanation of the basis for such dispute; provided, however, that if the Net Amount is due from the Defaulting Party, the Defaulting Party shall first transfer collateral satisfactory to the Non-Defaulting Party in an amount equal to the Net Amount to an escrow account to an agent acceptable to both Parties.

15.5 SUSPENSION OF PERFORMANCE. Notwithstanding any other provision of this Agreement, after the occurrence of (i) an event of default so long as the event of default is continuing and has not been cured or (ii) an event which, with notice or the passage of time or both, would constitute an event of default, the Non-Defaulting Party, upon written notice to the Defaulting Party, shall have the right to suspend performance hereunder and to exercise any remedy available at law or in equity, except as provided in Article 16.

                                   ARTICLE 16
                                   ARBITRATION

16.1 COMPULSORY BINDING ARBITRATION. All disputes of every kind and nature between the Parties arising out of or in connection with this Agreement shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association (as the same may be amended from time to time, the "AAA Rules"). If and to the extent that the provisions of this Agreement are inconsistent with the AAA Rules, the provisions of this Agreement shall control in any arbitration proceeding.

16.2 DEMAND FOR ARBITRATION. Either party may make demand for arbitration in writing to the other party, setting forth the nature of the dispute, the amount involved, if any, the remedies sought and the name of the arbitrator appointed by the party demanding arbitration. Copies of such notice shall also be given to the American Arbitration Association as required by the AAA Rules.

16.3     ARBITRATORS.Within ten (10) days after any demand for arbitration under
         Section 16.2, the other party shall name its arbitrator, or in default thereof, such arbitrator shall be named forthwith pursuant to the AAA Rules. The two arbitrators so selected shall name a third arbitrator within seven (7) days after selection of the second arbitrator from the National Panel of Arbitrators of the American Arbitration Association or, in the absence of such agreement on a third arbitrator by the two arbitrators so appointed, a third arbitrator shall be appointed pursuant to the AAA Rules. At least one of the three arbitrators named or appointed under this Section shall be an attorney-at-law.

16.4 RULES FOR ARBITRATION. The Federal Rules of Civil Procedure and the Federal Rules of Evidence shall apply to all proceedings of any arbitration hereunder, including discovery proceedings. Depositions in advance of the hearing shall be permitted for purposes of preparing testimony, but shall be limited in number so as to avoid any delay in achieving the time periods for decisions required hereunder. All questions relating to discovery and disclosure shall be referred to one of the arbitrators, who shall be chosen for such purpose by the arbitrators and shall be an attorney-at-law; and his or her determination shall be final.

16.5 HEARING AND AWARD. The arbitration hearing shall be held in Pittsburgh, Pennsylvania, and shall commence not later than forty (40) days after the date of the original demand under Section 16.2. The award of the arbitrators shall be made not later than thirty (30) days after the date of closing of the hearing, or if oral hearings have been waived, after the date of transmitting the final statements and proof to the arbitrators; provided, however, that in no event shall any award be made later than eighty (80) days after the date of the original demand for arbitration under Section 16.2.

16.6 ARBITRATOR'S AUTHORITY. In the event the arbitrators find a breach of the terms and conditions of this Agreement to have occurred and be continuing, the arbitrators shall have express authority to order (i) specific performance; and (ii) the payment of damages to compensate the non-breaching party for any loss; provided, in the event the arbitrators find either Party's actions to be in breach of the terms and conditions of this Agreement, that Party shall promptly comply with the arbitrators' decision and order (including in the event the arbitrators order specific performance, correcting any action taken during such proceeding inconsistent with the arbitrator's decision). Any payment of damages ordered by the arbitrators shall bear interest at the Interest Rate from the date as of which such damages are calculated to the date on which the party entitled thereto receives payment thereof in full.

Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


16.7 PERFORMANCE DURING ARBITRATION PROCEEDINGS. During the pendency of arbitration under this Article, (a) Buyer and Seller shall continue to perform their respective obligations hereunder, without setoff during the pendency of such arbitration of any amount so disputed, and (b) neither Buyer nor Seller shall exercise any other remedies hereunder arising by virtue of the matters in dispute.

                                   ARTICLE 17
                       CREDIT AND COLLATERAL REQUIREMENTS

17.1 FINANCIAL INFORMATION. If requested by a Party, the other Party shall deliver (i) within one hundred and twenty (120) days following the end of each fiscal year, a copy of such Party's or such Party's parent company's annual report containing audited consolidated financial statements for such fiscal year and (ii) within sixty (60) days after the end of each of its first three fiscal quarters of each fiscal year, a copy of such Party's quarterly report containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles or such other principles then in effect, provided, however, that should any such statements not be available timely due to a delay in preparation or certification, such delay shall not be an event of default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

17.2 CREDIT ASSURANCES. If a Party ("Requesting Party") has commercially reasonable grounds to believe that the other Party's creditworthiness or performance under this Agreement has become unsatisfactory, the Requesting Party will provide the other Party with written notice requesting collateral in the form of cash, letter of credit or other security acceptable to Requesting Party in an amount reasonably determined by the Requesting Party. Upon receipt of such notice the other Party shall have three (3) Business Days to remedy the situation by providing such collateral to the Requesting Party as reasonably determined by the Requesting Party. In the event that the other Party fails to provide such collateral or guarantee or other credit assurance acceptable to the Requesting Party within three (3) Business Days of receipt of notice, then the Requesting Party may suspend receipts or deliveries hereunder.

17.3 GRANT OF SECURITY INTEREST AND REMEDIES. To secure its obligations under this Agreement and to the extent either or both Parties deliver collateral hereunder, each Party hereby grants to the other Party a present and continuing security interest in and lien on (and right of setoff against), and assignment of all cash collateral and cash equivalent collateral and any and all proceeds resulting therefrom or the liquidation thereof, whether now or hereafter held by, on behalf of, or for the benefit of, such other Party, and each Party agrees to take such action as the other Party reasonably requires in order to perfect the other Party's first priority security interest in, and lien on (and right of setoff against), such collateral and any and all proceeds resulting therefrom or from the liquidation thereof. Upon or any time after the occurrence or deemed occurrence and during the continuation of an event of default or an Early Termination Date, the Non-Defaulting Party may do any one or more of the following: (i) exercise any of such rights and remedies of a secured party with respect to all collateral, including any such rights and remedies under law then in effect; (ii) exercise its rights of setoff against any and all property of the Defaulting Party in the possession of the Non-Defaulting Party or its agent; (iii) draw on any outstanding letter of credit issued for its benefit; and (iv) liquidate all collateral then held by or for the benefit of the secured Party (free from any claim or right of any nature whatsoever of the Defaulting Party, including any equity or right of purchase or redemption by the Defaulting Party).


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


                                   ARTICLE 18
                                  MISCELLANEOUS

18.1 REPRESENTATIONS AND WARRANTIES. As of the date and year first written above, each Party represents and warrants to the other Party that:

            (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

            (b) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement;

            (c) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation order or the like applicable to it;

            (d) this Agreement and other documents executed and delivered in accordance with this Agreement constitute its legally valid and binding obligations enforceable against it in accordance with their terms.

18.2 GOVERNING LAW. This Agreement and the rights and duties of the Parties hereunder shall be governed by and construed, enforced and performed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law.

18.3 NOTICES. Any notice, request, demand, statement or payment provided for in this Agreement shall be confirmed in writing, unless otherwise noted, and shall be made as specified below; provided, however, that notices of interruption and communications to Transmitting Utilities may be provided verbally, effective immediately and, upon request, confirmed in writing. A notice sent by facsimile transmission shall be deemed received by the close of the Business Day on which such notice was transmitted or such earlier time as is confirmed by the receiving Party unless it confirms a prior verbal communication in which case any such notice shall be deemed received on the day sent.

                           Party:                AE Supply Company, LLC
                           Account Name:         AE Supply Company
                           Bank:                 PNC Bank
                           ABA #:                043000096
                           Account #:            1008969371
                           Invoices:
                                                 AE Supply Company LLC
                                                 4350 Northern Pike
                                                 Monroeville, PA  15146-2841
                                                 ATTN: Maureen Miller

                           Party:                Allegheny Power
                           Account Name:         Monongahela Power Company
                           Bank:                 Mellon Bank
                           ABA#:                 043000261
                           Account#:             19107
                           Invoices:
                                                 Monongahela Power Company
                                                 800 Cabin Hill Drive
                                                 Greensburg, PA 15601
                                                 ATTN: Marianne Tonini


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


         Or to such other address as Buyer or Seller shall from time to time designate by letter properly addressed.

18.4 ENTIRETY. This Agreement constitutes the entire agreement between the Parties hereto. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. Except for those matters which, in accordance with this Agreement, may be resolved by the Parties and documented electronically, it is further agreed that no amendment, modification or change herein shall be enforceable, except as specifically provided for in this Agreement, unless produced in writing and executed by both Parties.

18.5 NON-WAIVER. No waiver by either party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature.

18.6 SEVERABILITY. Except as otherwise stated herein, any provision, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties, or deemed unlawful because of statutory change, will not otherwise affect the lawful obligations that arise under this Agreement.

18.7 HEADINGS. The headings used for the Articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

18.8 CONFIDENTIALITY. Neither Party shall disclose the terms or conditions of this Agreement to a third party (other than the Party's employees, lenders, counsel, accountants, or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable law or regulation, or any exchange, Control Area or other regional or sub-regional requirements.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals effective as of the day and year first written above.


Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001

Allegheny Energy Supply Company, LLC
Electric Rate Schedule FERC No. 10


MONONGAHELA POWER COMPANY                 ALLEGHENY ENERGY SUPPLY COMPANY, LLC
D/B/A ALLEGHENY POWER

By:   /s/ Ron Magnuson                    By:   /s/ David C. Benson
      --------------------------------          --------------------------------

Name:  Ron Magnuson                       Name:  David C. Benson
      --------------------------------          --------------------------------

Title:  Vice President                    Title:  Vice President
      --------------------------------          --------------------------------

Date:                                     Date:
      --------------------------------          --------------------------------



Issued by:  David C. Benson, Vice President              Effective: June 1, 2001
Issued on: June 29, 2001